SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2006

MBIA INC.

(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

914-273-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers

Background

On November 8, 2006, the Compensation and Organization Committee of the Board of Directors of MBIA Inc. (the “Company”) adopted, and on November 9, 2006, the Board of Directors approved, a Key Employee Employment Protection Plan (the “Plan”) which provides certain benefits to executive officers of the Company upon a change of control. All members of the Company’s Executive Policy Committee and such other officers as may be designated from time to time by the Compensation and Organization Committee of the Board of Directors will be covered under the Plan. The current officers who will be covered by the Plan are Neil G. Budnick, C. Edward Chaplin, Clifford D. Corso, Gary C. Dunton, William C. Fallon, Willard I. Hill, Jr., Thomas G. McLoughlin, Andrea E. Randolph, Kevin D. Silva, Mitchell I. Sonkin, Christopher E. Weeks, Ram D. Wertheim, Ruth M. Whaley and Mark S. Zucker.

The Plan supersedes existing Key Employee Employment Protection Agreements between the Company and certain executive officers of the Company. The terms and conditions of the Plan are comparable in many respects to the agreements it replaces, but have been modified to reflect changes in market practices. The net effect of these revisions is to lower the benefits that would be payable to the covered executives in the event of a change of control as compared to the benefits provided under the previously effective agreements.

The key changes in the Plan as compared to the existing KEEPA agreements are:

•	Severance benefits are reduced from a multiple of three to a multiple of two times the sum of a covered executive’s annual base salary plus the average of the executive’s last two annual bonuses.

•	The period that Plan benefits are available following a change in control is shortened from three years to two years.

•	For all executives except the Chief Executive Officer, the right to resign and receive benefits under the Plan during a thirty day window following the first anniversary of a change of control has been eliminated.

•	Each covered executive is required to agree to a two year non-compete to receive the benefits available under the Plan.

Description of the Plan

Below is a summary of key provisions of the Plan. A copy of the Plan is attached hereto as Exhibit 10.80, and is incorporated herein by reference. A form of an individual agreement by which each covered executive would agree to the restrictive covenants that are a condition to the receipt of Plan benefits is attached as Exhibit 10.81 hereto.

The Plan becomes effective on the date on which the change of control occurs and coverage is effective for a period of 24 months thereafter. All executive officers are eligible for benefits under the Plan. If an executive officer ceases to be a member of the Company’s Executive Policy Committee, such person will generally no longer be eligible for Plan benefits, except that, if that change in status occurs within 12 months prior to a change in control, the officer will remain covered under the Plan.

Benefits payable under the Plan are triggered by a change of control of the Company (as defined in the Plan) followed by an involuntary termination by the Company (not for cause) or a constructive termination (that is, a termination by the executive following one of several enumerated adverse changes in the terms and conditions of his or her employment). In the case of the Chief Executive Officer only, benefits are also payable upon a resignation during a thirty-day window following the first anniversary of the change of control. These terminations are each referred to as a “qualifying termination.”

The Plan provides that the Company will continue to employ each covered officer for a period of two years from the effective date of the change of control. During this period, the position, title, authority and responsibilities as well as salary, bonus and other elements of compensation for each covered officer are to be maintained at levels equal to or commensurate with levels existing prior to the change of control. In the event of a qualifying termination during the two year effective period, a covered officer will receive a lump sum severance payment equal to two times the sum of his or her annual base salary and the average of the annual bonuses payable to the officer for the prior two years. The severance payment will also include a pro-rated annual bonus for the year of termination and a pro-rated MBV cash award through the month of termination.

The Plan provides that in the event of a qualifying termination, stock options held by a covered officer will become fully exercisable and the officer may exercise such options until the earlier to occur of the expiration date of the option or the fifth anniversary of the qualifying termination. All time-vesting restricted stock held by an officer will fully vest upon a qualifying termination. Performance vesting shares shall be administered in accordance with the terms of the applicable award agreement.

Under the Plan, each covered officer who incurs a qualifying termination will also receive (1) continued health and group life insurance coverage for a period of 24 months following the date of the qualifying termination and (2) credits to the Company’s non-qualified retirement plan in an amount equal to the amount that otherwise would have been contributed on his or her behalf under the Company’s pension plan and 401(K) Plan had his or her employment continued for another 24 months.

In addition, to the extent that any payments are subject to the excise tax imposed on so-called “excess parachute payments,” a tax gross-up payment will be made to each covered officer. This gross-up will not apply, however, if the total amount of payments that would otherwise be made to the officer on account of the change in control (including, but not limited to, the payments under the Plan) exceeds a safe harbor amount that can be paid without any excise tax by at least 10%. If such total payments are less than 10% over the safe harbor limit, Plan payments to the covered officer will be reduced to the extent necessary to eliminate any excise tax.

As a condition to the receipt of benefits, the Plan requires that a covered officer agree to be bound by a non-competition and non-solicitation clause and a non-disparagement clause. A violation of any of these clauses will result in a loss of future severance benefits and possible forfeiture to the Company of any severance benefits already paid.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.80    Key Employee Employment Protection Plan

Exhibit 10.81    Form of Key Employee Employment Protection Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

By:	/s/ Ram D. Wertheim
Ram D. Wertheim
General Counsel

Date: November 15, 2006

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Dated November 8, 2006

Exhibit 10.80    Key Employee Employment Protection Plan

Exhibit 10.81    Form of Key Employee Employment Protection Agreement